Exhibit 99.2

Investor Contacts:
Rusty Cloutier President and CEO Jim McLemore, CFA Senior Executive Vice President and CFO 337.237.8343

MidSouth Bancorp, Inc. and PSB Financial Corporation
Announce Merger Agreement

LAFAYETTE, LA., September 26, 2012 /PRNewswire-FirstCall/ -- MidSouth Bancorp, Inc. (“MidSouth”) (NYSE MKT: MSL), and PSB Financial Corporation (“PSB”), the holding company of Many, Louisiana based The Peoples State Bank, announced today the signing of a definitive agreement for MidSouth to acquire PSB. The transaction has been approved by the Board of Directors of each company and is expected to close in the fourth quarter of 2012. Completion of the transaction is subject to customary closing conditions, including the receipt of required regulatory approvals and the approval of PSB shareholders.  Additional information on the acquisition can be found on the Investor Relations tab of MidSouth’s website at www.midsouthbank.com.

Following the closing of the transaction, Leonard Q. “Pete” Abington, Chairman and CEO of PSB, will be named to the board of directors of MidSouth and its subsidiary, MidSouth Bank, and John J. “JJ” Blake III, President and CEO of Peoples State Bank, will be named Senior Vice President and Regional President of MidSouth Bank’s Timber Region.  Conversion of all 16 Peoples State branches to MidSouth Bank’s computer systems is expected by March 30, 2013.

Abington said joining forces with MidSouth Bank provides Peoples with the resources and expertise necessary to further expand in the Pineville, Alexandria, Shreveport-Bossier and Texarkana markets while filling in gaps in MidSouth Bank's Louisiana-Texas footprint.  "Both Peoples and MidSouth experienced remarkable growth during an exceptionally challenging economic environment," Abington continued, "but everyone in this industry understands that in this burdensome and costly regulatory environment we must consolidate to remain competitive."

Blake stressed the importance of two like-minded community banks having the opportunity to merge with zero overlap in coverage areas. "From my perspective - and the way I'm confident our shareholders, customers and employees will view this - we have taken the very best of South Louisiana banking and combined it with the very best of North Louisiana banking," he said. "As Peoples approaches the centennial anniversary of its founding, we think that's a recipe for success for the next 100 years."

MidSouth Bank President and CEO Rusty Cloutier echoed those sentiments, noting the magnitude to which the merger enhances the connection between Louisiana and Texas by expanding MidSouth Bank’s presence north from Acadiana all the way up to Texarkana.   "We've known each other for more than a decade and have always viewed Peoples as an attractive partner for those reasons and so many others, chief among them are the quality of the employees, the diversity of our loan portfolios and our philosophical similarities about community involvement, customer service and the basic principles of banking," Cloutier said. The MidSouth executive also emphasized the benefit of having North Louisiana operations should hurricanes force people in South Louisiana markets to evacuate north.  "When this deal is done, the combined bank, with total assets of $1.9 billion, will have 58 banking centers up and running.  This merger is but one step - though a very big and important one - in our continued expansion efforts to enhance our competitive stance and position us for successful growth to better serve our customers, investors and employees in the future," Cloutier said.

Under the terms of the agreement, shareholders of PSB will receive, in the aggregate, approximately $16 million in cash, subject to certain adjustments, 756,534 shares of MidSouth common stock and $10 million liquidation value of 4% noncumulative convertible preferred stock. In addition, the agreement provides for potential additional cash consideration of up to$2 million based on the resolution of certain identified loans over a three-year period after the acquisition.  As part of the transaction, PSB’s preferred stock issued under the U.S. Treasury’s Community Development Capital Initiative will also be redeemed in full.

Based on MidSouth’s 20-day average closing stock price as of September 25 of $14.54, the transaction would have an estimated pro forma value of $39.0 million, including the potential contingent cash consideration, roughly 1.5 times tangible book value at June 30, 2012.  MidSouth expects the transaction to be accretive to earnings per share by 30% in 2013 based on annual pre-tax expense savings of 25%, excluding estimated merger and conversion related costs of approximately $0.5 million on an after-tax basis. The estimated internal rate of return for the transaction is expected to be in the "mid-teens" and in excess of MidSouth’s cost of capital.

About MidSouth Bancorp, Inc.

MidSouth Bancorp, Inc. is a bank holding company headquartered in Lafayette, Louisiana, with assets of $1.4 billion as of June 30, 2012. Through its wholly owned subsidiary, MidSouth Bank, N.A., MidSouth offers a full range of banking services to commercial and retail customers in Louisiana and Texas.  MidSouth Bank currently has 40 banking centers in Louisiana and Texas with plans to open four additional branches before year-end and is connected to a worldwide ATM network that provides customers with access to more than 43,000 surcharge-free ATMs.  Additional corporate information is available at www.midsouthbank.com.

Additional Information about this Transaction
In connection with the proposed transaction, PSB Financial Corporation (“PSB”) will distribute to its shareholders a proxy statement that will also include information regarding MidSouth Bancorp, Inc. (“MidSouth”) and the MidSouth securities that are expected to be privately issued in connection with the proposed transaction.  SHAREHOLDERS OF PSB ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS DISTRIBUTED BY PSB WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Shareholders of PSB will be able to obtain a free copy of the proxy statement (when available) by directing a request by telephone or mail to PSB Financial Corporation, 880 San Antonio Avenue, Many, LA  71449, Attention: Clay Abington, 318.238.4489.

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY STATE OR JURISDICTION IN WHICH SUCH AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE OR JURISIDICTION.

Participants in the Solicitation
PSB and its directors, executive officers, certain members of management and employees may have interests in the proposed transaction or be deemed to be participants in the solicitation of proxies of PSB’s shareholders to approve matters necessary to be approved to facilitate the proposed transaction.  Certain information regarding the participants and their interests in the solicitation will be set forth in the PSB proxy statement distributed in connection with the proposed transaction.  Shareholders may obtain additional information regarding the interests of such participants by reading the proxy statement for the proposed transaction when it becomes available.

Forward-Looking Statements
Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties.  These statements include, among others, statements regarding regarding the parties ability to complete the merger, the expected closing date, the anticipated impacts of the transaction on shareholders, employees and customers, future expansion plans and future operating results.  Actual results may differ materially from the results anticipated in these forward-looking statements.  Factors that might cause such a difference include, among other matters, the failure to obtain necessary regulatory approvals and the approval of PSB shareholders; the ability of the parties to satisfy the other closing conditions; the effect of the announcement of the proposed acquisition on relations with customers and employees; the effects of MidSouth’s expenditure of monies for legal and other professional fees, which will be capitalized on its balance sheet and written off if the transaction is not completed; changes in interest rates and market prices that could affect the net interest margin, asset valuation, and expense levels; changes in local economic and business conditions, including, without limitation, changes related to the oil and gas industries, that could adversely affect customers and their ability to repay borrowings under agreed upon terms, adversely affect the value of the underlying collateral related to their borrowings, and reduce demand for loans; the timing and ability to reach any agreement to restructure nonaccrual loans;  increased competition for deposits and loans which could affect compositions, rates and terms; the timing and impact of future acquisitions, the success or failure of integrating operations, and the ability to capitalize on growth opportunities upon entering new markets; loss of critical personnel and the challenge of hiring qualified personnel at reasonable compensation levels; legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, changes in the scope and cost of FDIC insurance and other coverage; and other factors discussed under the heading “Risk Factors” in MidSouth’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 15, 2012 and in its other filings with the SEC.  MidSouth does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.